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                                                                EXHIBIT 10(t)

                                ADJUSTABLE RATE
                                PROMISSORY NOTE



$1,500,000                                                      Oct 31, 1996

         FOR VALUE RECEIVED, Carolina Center Building Corp. ("Carolina") promises to pay to the order of Sea Pines Company, Inc. ("Sea Pines") at Post Office Box 7000, Hilton Head Island, South Carolina 29938, or at such other place or to such other party or parties as the holder of this Note may from time to time designate, the principal sum of One Million Five Hundred Thousand and No/100 ($1,500,000) Dollars, together with interest thereon. The principal obligation herein shall be paid, plus interest on the unpaid balance over a period of fifteen (15) years, by monthly payments, with the first of said payments occurring on December 1, 1996, and continuing on the same day of each successive month thereafter until the entire principal obligation and all interest is paid-in-full in fifteen (15) years on November 1, 2011.

         Interest shall accrue on said obligation for the first ten (10) years at the fixed rate of seven and one-half (7.5%) percent. Thus, monthly payments of $13,905.18 shall be made, consistent with the attached amortization schedule, for the first ten (10) years. Said interest rate will be adjusted annually thereafter at the end of years 10, 11, 12, 13, and 14. Said annual adjustment shall be based upon the prime rate of Wachovia Bank of South Carolina, N.A. ("Wachovia"). If said prime rate is equal to nine (9%) percent or greater on November 1 of years 10, 11, 12, 13 or 14, the interest rate on this obligation shall be adjusted for the following year to eight and one-half (8.5%) percent. If said prime rate for any succeeding year is less than nine (9%) percent, the interest rate for the following year on this obligation shall be seven and onehalf (7.5%) percent. Thus, at the end of years 10, 11, 12, 13 and 14, the rate on this obligation shall either be seven and one-half (7.5%) percent or eight and one-half (8.5%) percent, depending on the annual determination made on November 1 of the Wachovia rate.

         All installments of principal and all interest are payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment; and in the event of (a) default in the payment of any interest hereinafter provided for, or in the payment of any installments of principal and interest due hereunder,
(b) the filing of a petition by the undersigned under the provisions of any state insolvency law or under the provisions of the Federal Bankruptcy Act or a filing against the undersigned which is not stayed within ninety (90) days, or
(c) any assignment by the





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undersigned for the benefits of its creditors, then or at any time thereafter, at the option of the holder of this Note, the whole of the principal sum then remaining unpaid hereunder together with all interest accrued thereon, shall, unless such default is cured within ten (10) days of receipt of written notice of such default from the holder to the maker, immediately become due and payable without notice. From and after the maturity of this Note either according to its terms or as the result of a declaration of maturity, the entire principal remaining unpaid hereunder shall bear interest at the South Carolina judgment rate. Failure to exercise such option or any other rights the holders may in the event of any such default be entitled to, shall not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent default, whether of the same or different nature.

         If this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings, the undersigned jointly and severally promise to pay costs of collection, including a reasonable attorney's fee.

         The undersigned and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions of the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified or increased, changed or exchanged by agreement between the holders hereof without in anywise affecting the liability of any party to this instrument or any person liable with respect to any indebtedness evidenced hereby.

         None of the rights and remedies of the holder hereunder are to be waived or affected by failure or delay to exercise them. All remedies conferred on a holder by this Note or any other instrument or agreement shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively at the holder's option.

         This Note shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws and decisions of the State of South Carolina.

         This note shall be secured by a valid first priority, purchase money mortgage on the old Sea Pines Welcome Center, located on 2.26 acres on the corner of Greenwood Drive and the Sea Pines Circle, Hilton Head Island, South Carolina. This obligation shall become immediately due and payable upon the sale by Carolina Center Building Corp. of all or part of said collateral. This Note and the accompanying Mortgage can be assigned by Sea Pines.





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         Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                                               CAROLINA CENTER BUILDING CORP.


/s/                                                            BY: /s/ Kumar K. Viswanathan
-----------------------------------------                          ---------------------------

                                                               Its: President
-----------------------------------------                           --------------------------

                                                               CORPORATE SEAL


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